UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021

QUANTUM COMPUTING, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-56015	82-4533053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Depot Court SE, Suite 215

Leesburg, VA 20175

(Address of principal executive offices, including zip code)

(703) 436-2161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The relevant information in Item 5.02 on this Current Report on Form 8-K, regarding the Stock Options is incorporated herein by reference. The shares of common stock underlying the Stock Options were not registered under the Securities Act of 1933, as amended (the “Securities Act”) but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On February 17, 2021, the Board of Directors (the “Board”) of the Company appointed Mr. Robert Fagenson as a member of the Board, effective March 1, 2021 (the “Appointment”).

Robert Fagenson, 72, Director

Mr. Fagenson serves as a member of the board of directors of National Holdings Corporation (“NHS”) since March 2012. He serves as vice chairman of the board of directors of NHS since September 2016. Mr. Fagenson previously served as co-chief executive officer of NHS from January 3, 2017 to January 31, 2017, as chief executive officer and chairman of the board of directors of NHS from December 2014 to September 2016, and as executive vice-chairman of the board of directors of NHS from July 2012 to December 2014. Mr. Fagenson has been a branch owner at NHS, an operating company of NHS, since 2012, and president of Fagenson & Co., Inc., a family investment company, since 1982. Mr. Fagenson spent the majority of his career at the New York Stock Exchange (NYSE), where he was managing partner of one of the exchange’s largest specialist firms. While at the NYSE, Mr. Fagenson served as a governor on the trading floor and was elected to the NYSE board of directors in 1993, where he served for six years, eventually becoming vice chairman of the NYSE board of directors from 1998 to 1999 and 2003 to 2004. Mr. Fagenson has served as director of the New York City Police Museum since 2005, and as director of the Federal Law Enforcement Officers Association Foundation since 2009. He has also served on the board of directors of Sigma Alpha Mu Foundation since 2011 and on the board of directors of New York Edge since 2015. In addition, Mr. Fagenson served as the non-executive chairman of Document Security Systems, Inc. from 2012 to 2018 (NYSEMKT: DSS). He is currently a member of the alumni boards of the Whitman School of Business at Syracuse University.

Mr. Fagenson received his B.S. in Transportation Sciences & Finance from Syracuse University in 1970. The Board believes that Mr. Fagenson’s experience in the securities industry and knowledge of the Company as its former chief executive officer qualifies him to serve as a member of the board.

The Board believes that Mr. Fagenson’s experience in financial services and capital markets makes him ideally qualified to help lead the Company towards continued growth and success.

Family Relationships

Mr. Fagenson does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Fagenson reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with his Appointment, Mr. Fagenson entered into a director agreement with the Company (the “Director Agreement”). Pursuant to the Director Agreement, Mr. Fagenson was granted a Stock Option to purchase up to 100,000 shares of the Company’s common stock (the “Stock Options”). Additionally, Mr. Fagenson shall be paid $5,000 per quarter, as compensation for his services as a member of the Board and Chairman of the Audit Committee.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Director Agreement, and such descriptions is qualified in its entirety by reference to the full text of the Director Agreement, a copy of which is filed herewith as Exhibits 10.1.

Item 8.01 Other Events.

Board Committees and Charters

Effective as of February 17, 2021, the Board approved the formation of its audit committee (the “Audit Committee”), compensation committee (the “Compensation Committee”) and nominating and corporate governance committee (the “Nominating Committee” together with the Audit Committee and Compensation Committee, collectively, the “Committees”).

The Committees consists of Mr. Robert Fagenson, Mr. Bertrand Velge and Mr. Justin Schreiber, with Mr. Fagenson serving as the Audit Committee Chairman, Mr. Velge serving as the Compensation Committee Chairman, and Mr. Schreiber serving as the Nominating Committee Chairman.

The Committees have adopted charters (the “Committee Charters”) to govern their membership and function. The Committee Charters are filed herewith as exhibits 99.1, 99.2 and 99.3, respectively. A copy of each of the Committees Charters will also be placed on the Company’s website at https://www.quantumcomputinginc.com/.

On February 23, 2021, the Company issued a press release announcing the Appointment. A copy of the press release is filed hereto as Exhibit 99.4 and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Form Director Agreement
99.1	Audit Committee Charter
99.2	Compensation Committee Charter
99.3	Nominating Committee Charter
99.4	Press Release, dated February 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUANTUM COMPUTING INC.

Dated: February 23, 2021	By:	/s/ Christopher Roberts
Christopher Roberts Chief Financial Officer

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